Exhibit 99.3

Consolidated Balance Sheets
(dollars in millions)

	9/30/2017	6/30/2017	9/30/2016
Assets
Loans	$86,492	$86,503	$85,528
Loans held for sale	1,341	1,743	1,137
Securities available for sale	19,012	18,024	20,540
Held-to-maturity securities	10,276	10,638	8,995
Trading account assets	783	1,081	926
Short-term investments	3,993	2,522	3,216
Other investments	728	732	747
Total earning assets	122,625	121,243	121,089
Allowance for loan and lease losses	(880)	(870)	(865)
Cash and due from banks	562	677	749
Premises and equipment	916	919	1,023
Operating lease assets	736	691	430
Goodwill	2,487	2,464	2,480
Other intangible assets	412	435	426
Corporate-owned life insurance	4,113	4,100	4,035
Derivative assets	622	636	1,304
Accrued income and other assets	3,744	4,147	3,480
Discontinued assets	1,396	1,458	1,654
Total assets	$136,733	$135,824	$135,805

Liabilities
Deposits in domestic offices:
NOW and money market deposit accounts	$53,734	$53,342	$56,432
Savings deposits	6,366	7,056	5,335
Certificates of deposit ($100,000 or more)	6,519	6,286	4,601
Other time deposits	4,720	4,605	5,793
Total interest-bearing deposits	71,339	71,289	72,161
Noninterest-bearing deposits	32,107	31,532	32,024
Total deposits	103,446	102,821	104,185
Federal funds purchased and securities sold under repurchase agreements	372	1,780	602
Bank notes and other short-term borrowings	616	924	809
Derivative liabilities	232	308	850
Accrued expense and other liabilities	1,717	1,475	1,739
Long-term debt	15,100	13,261	12,622
Total liabilities	121,483	120,569	120,807

Equity
Preferred stock	1,025	1,025	1,165
Common shares	1,257	1,257	1,257
Capital surplus	6,310	6,310	6,359
Retained earnings	10,125	9,878	9,260
Treasury stock, at cost	(2,962)	(2,711)	(2,863)
Accumulated other comprehensive income (loss)	(506)	(506)	(182)
Key shareholders’ equity	15,249	15,253	14,996
Noncontrolling interests	1	2	2
Total equity	15,250	15,255	14,998
Total liabilities and equity	$136,733	$135,824	$135,805

Common shares outstanding (000)	1,079,039	1,092,739	1,082,055

Consolidated Statements of Income
(dollars in millions, except per share amounts)
	Three months ended			Nine months ended
	9/30/2017	6/30/2017	9/30/2016	9/30/2017	9/30/2016
Interest income
Loans	$928	$948	$746	$2,753	$1,875
Loans held for sale	17	9	10	39	23
Securities available for sale	91	90	88	276	237
Held-to-maturity securities	55	55	30	161	78
Trading account assets	7	7	4	21	17
Short-term investments	6	5	7	14	17
Other investments	5	3	5	12	10
Total interest income	1,109	1,117	890	3,276	2,257

Interest expense
Deposits	72	66	49	196	114
Federal funds purchased and securities sold under repurchase agreements	—	—	—	1	—
Bank notes and other short-term borrowings	3	4	2	12	7
Long-term debt	86	74	59	228	155
Total interest expense	161	144	110	437	276

Net interest income	948	973	780	2,839	1,981
Provision for credit losses	51	66	59	180	200
Net interest income after provision for credit losses	897	907	721	2,659	1,781

Noninterest income
Trust and investment services income	135	134	122	404	341
Investment banking and debt placement fees	141	135	156	403	325
Service charges on deposit accounts	91	90	85	268	218
Operating lease income and other leasing gains	16	30	6	69	41
Corporate services income	54	55	51	163	154
Cards and payments income	75	70	66	210	164
Corporate-owned life insurance income	31	33	29	94	85
Consumer mortgage income	7	6	6	19	11
Mortgage servicing fees	21	15	15	54	37
Net gains (losses) from principal investing	3	—	5	4	16
Other income (a)	18	85	8	134	61
Total noninterest income	592	653	549	1,822	1,453

Noninterest expense
Personnel	558	551	594	1,665	1,425
Net occupancy	74	78	73	239	193
Computer processing	56	55	70	171	158
Business services and professional fees	49	45	76	140	157
Equipment	29	27	26	83	68
Operating lease expense	24	21	15	64	42
Marketing	34	30	32	85	66
FDIC assessment	21	21	21	62	38
Intangible asset amortization	25	22	13	69	28
OREO expense, net	3	3	3	8	6
Other expense	119	142	159	414	355
Total noninterest expense	992	995	1,082	3,000	2,536
Income (loss) from continuing operations before income taxes	497	565	188	1,481	698
Income taxes	134	158	16	386	141
Income (loss) from continuing operations	363	407	172	1,095	557
Income (loss) from discontinued operations, net of taxes	1	5	1	6	5
Net income (loss)	364	412	173	1,101	562
Less: Net income (loss) attributable to noncontrolling interests	—	—	1	1	—
Net income (loss) attributable to Key	$364	$412	$172	$1,100	$562

Income (loss) from continuing operations attributable to Key common shareholders	$349	$393	$165	$1,038	$540
Net income (loss) attributable to Key common shareholders	350	398	166	1,044	545

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.32	$.36	$.17	$.96	$.61
Income (loss) from discontinued operations, net of taxes	—	—	—	.01	.01
Net income (loss) attributable to Key common shareholders (b)	.32	.37	.17	.97	.62

Per common share — assuming dilution
Income (loss) from continuing operations attributable to Key common shareholders	$.32	$.36	$.16	$.95	$.6
Income (loss) from discontinued operations, net of taxes	—	—	—	.01	.01
Net income (loss) attributable to Key common shareholders (b)	.32	.36	.17	.96	.61

Cash dividends declared per common share	$.095	$.095	$.085	$.275	$.245

Weighted-average common shares outstanding (000)	1,073,390	1,076,203	982,080	1,075,296	880,824
Effect of common share options and other stock awards	15,451	16,836	12,580	16,359	8,965
Weighted-average common shares and potential common shares outstanding (000) (c)	1,088,841	1,093,039	994,660	1,091,655	889,789

(a)
For the three months ended September 30, 2017, net securities gains (losses) totaled less than $1 million. For the three months ended June 30, 2017, net securities gains (losses) totaled $1 million. For the three months ended September 30, 2016, net securities gains (losses) totaled less than $1 million. For the three months ended September 30, 2017, June 30, 2017, and September 30, 2016, Key did not have any impairment losses related to securities.

(b)	Earnings per share may not foot due to rounding.

(c)	Assumes conversion of common share options and other stock awards and/or convertible preferred stock, as applicable.